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                                                                       Exhibit 1

                             Joint Filing Agreement

      The undersigned agree that the foregoing Statement on Schedule 13D/A, dated November 12, 2002, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

      Dated: November 12, 2002


                                                  /s/ Thomas W. Smith
                                               --------------------------------
                                                      Thomas W. Smith


                                                 /s/ Thomas N. Tryforos
                                               --------------------------------
                                                     Thomas N. Tryforos


                                                 /s/ Scott J. Vassalluzzo
                                               --------------------------------
                                                     Scott J. Vassalluzzo